EXHIBIT 99(a)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    REPUBLIC SECURITY FINANCIAL CORPORATION
                             4400 CONGRESS AVENUE
                        WEST PALM BEACH, FLORIDA 33407

The undersigned hereby appoints Rudy E. Schupp and Richard J. Haskins, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated below all of the shares of common stock of Republic Security Financial Corporation (the "RSFC") held of record by the undersigned on October 22, 1997, at the Special Meeting of Shareholders to be held on December 1, 1997 and at any adjournment or postponement thereof.

1. Approval of the Agreement and Plan of Merger, dated as of August 8, 1997, by and among RSFC, Republic Security Bank (the "Bank"), County Financial Corporation ("CFC") and County National Bank of South Florida ("County"), providing for the merger of CFC with and into RSFC, and the subsequent merger of County with and into the Bank.

      [ ]   FOR
      [ ]   AGAINST
      [ ]   ABSTAIN

2. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

Dated:  _________________


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            Signature


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            Signature if held jointly

                        Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.